UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

MAN SHING AGRICULTURAL HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53146	98-0660577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1005, 10/F, Tower B
Hunghom Commercial Centre
37 Ma Tau Wai Road, Hunghom
Kowloon, Hong Kong
 (Registrant’s Address)

Registrant’s telephone number, including area code: (86) 536-4644888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2010, Man Shing Agricultural Holdings, Inc. (the “Company” or the “Registrant”) entered into securities purchase agreements (each an “Agreement” and together the “Agreements”) with each of International Investment (Hong Kong) Trading Group Company Limited (“International Investment”), Liu Ling Ling, Yang Shao Bin, Sea Dragon Investments Limited (“Sea Dragon”), and Hong Kong Investment Group Limited (“Hong Kong Investment”) (each an “Investor” and together the “Investors”) pursuant to which the Investors will purchase an aggregate of 10,000,000 shares of common stock of the Company, par value $0.001 (the “Common Stock”), for consideration of $0.40 per share of Common Stock (an aggregate of $4,000,000). Pursuant to each Investor’s respective Agreement, (i) each of International Investment and Liu Ling Ling agreed to purchase 1,875,000 shares of Common Stock for consideration of $750,000 on September 13, 2010, (ii) each of Yang Shao Bin and Sea Dragon agreed to purchase 2,000,000 shares of Common Stock for consideration of $800,000 on September 30, 2010, and (iii) Hong Kong Investment agreed to purchase 2,250,000 shares of Common Stock for consideration of $900,000 on October 20, 2010.

Each Investor has the right to participate on a pro rata basis in any subsequent private placement by the Company.

The shares of Common Stock will be offered and sold to the Investors without registration under the Securities Act of 1933, as amended, pursuant to the exemption from such registration provided by Section 4(2) thereunder, or pursuant to the safe harbor from registration provided by Rule 506 of Regulation D promulgated thereunder.

Item 3.02 Unregistered Sales of Equity Securities.

As described in response to Item 1.01 above, on September 13, 2010, the Company entered into the Agreements, pursuant to which it is obligated to issue an aggregate of 10,000,000 shares of Common Stock to the Investors in a private placement.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 – Form of Securities Purchase Agreement, dated as of September 13, 2010, by and among Man Shing Agricultural Holdings, Inc. and the investors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 15, 2010	MAN SHING AGRICULTURAL HOLDINGS, INC.

	By:	/s/ Eddie Cheung
Eddie Cheung
Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.1 – Form of Securities Purchase Agreement, dated as of September 13, 2010, by and among Man Shing Agricultural Holdings, Inc. and the investors